                               Power of Attorney

          Know all by these presents, that the undersigned hereby
makes, constitutes and appoints each of Paul Gohr and Matthew Eckl or either of them acting singly, and with full power of substitution and re-substitution, the undersigned's true  and lawful attorney in fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

1.        Prepare, execute and submit to the Securities Exchange
Commission (the "SEC"), CECO Environmental Corp., a Delaware Corporation (the
"Company"), and/or any national securities exchange on which the Company's securities are listed any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation thereunder, or under Rule 144 under the Securities Act of
1933 ("Rule 144"), with respect to the any security of the Company, including
Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144; and

2.        Obtain, as the undersigned's representative and on the
undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-
in-Fact.

            The undersigned acknowledges that:

a)        This Power of Attorney authorizes, but does not require, the
Attorney-in-Fact to act in his or her discretion on information provided to such
Attorney-in-Fact without independent verification of such information;

b)        Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c)        Neither the Company nor the Attorney-in-Fact assumes any
liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

d)        This Power of Attorney does not relieve the undersigned
from responsibility for compliance with the undersigned's obligations under
Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

          The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

          This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or
13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of November 2, 2021.

Richard F. Wallman

/s/ Richard F. Wallman
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